UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2012

Commission File Number:  000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
37-1454128
(IRS Employer Identification No.)

3160 Pinebrook Rd., Park City, Utah 84098
(Address of principal executive offices)

435-645-2000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2012, Park City Group, Inc. (the "Company") held its annual meeting of stockholders. At the meeting, the following directors were nominated and elected to serve on the Board of Directors until the 2013 annual meeting of stockholders or until their successors are elected and qualified; Messrs. Randall K. Fields, Robert P. Hermanns, Robert W. Allen, William Keyes, James R. Gillis, and Peter T. Brennan. In addition, the stockholders ratified the appointment of HJ & Associates, LLC as the Company's independent auditors for the fiscal year ending June 30, 2012. The number of votes cast for, against and withheld, as well as the number of abstentions as to each matter, including a separate tabulation with respect to each nominee to the Board of Directors, follows:

Election of Directors

Randall K. Fields: 8,842,872 FOR; 94,924 AGAINST; 17,160 ABSTAIN

Robert P. Hermanns: 8,936,289 FOR; 1,507 AGAINST; 17,160 ABSTAIN

Robert W. Allen: 8,868,838 FOR; 68,958 AGAINST; 17,160 ABSTAIN

William Keyes: 8,862,347 FOR; 75,449 AGAINST; 17,160 ABSTAIN

James R. Gillis: 8,846,849 FOR; 90,947 AGAINST; 17,160 ABSTAIN

Peter T. Brennan: 8,924,189 FOR; 13,607 AGAINST; 17,160 ABSTAIN

Proposal to ratify the appointment of HJ & Associates, LLC as the Company's independent auditors for the fiscal year ended June 30, 2012: 13,095,764 FOR; 353 AGAINST; 2,816 ABSTAIN

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   May 25, 2012
By:	/s/ David Colbert

Name: David Colbert
Title: Chief Financial Officer